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                                CAYENTA.COM, INC.
                             INCENTIVE STOCK OPTION

                         EXEMPT FROM QUALIFICATION UNDER
                             SECTION 25102(o) OF THE
                          CALIFORNIA CORPORATIONS CODE


_____________________, Optionee:

         Cayenta.com, Inc., (the "Company"), pursuant to its 1997 Stock Option Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "Incentive Stock Option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the employees, directors and consultants of the Company and its Affiliates and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The grant of this option and the issuance of shares upon the exercise of this option are also intended to be exempt from the securities qualification requirements of the California Corporations Code pursuant to
Section 25102(o) of that code. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is _____________ (_________).

         2.       VESTING.

                  (a) VESTING SCHEDULE. Subject to the limitations contained herein, 1/4 of the shares will vest (become exercisable) on __________________ (12 months after the date of the grant) and 1/4 of the shares will then vest each year thereafter until either (i) the termination for any reason of your Continuous Service to the Company or an Affiliate (as defined in the Plan) or (ii) this option becomes fully vested.

                  (b) ACCELERATION OF VESTING UPON A "CHANGE IN CONTROL." Notwithstanding subsection 2(a), if within two (2) years of the date of grant of this option there is (i) a sale by Titan Corporation, the Company's parent company, of all, or more than fifty percent (50%), of the capital stock of the Company or (ii) a sale of all, or substantially all, of the assets of the Company (a "Change in Control" for purposes of this option), then fifty percent (50%) of the then unvested shares subject to this option will vest (become exercisable) prior to such Change in Control.

                  (c) ACCELERATION OF VESTING UPON DEATH. Notwithstanding subsection 2(a), if your termination of Continuous Service is due to your death or your death occurs within

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three (3) months following your termination of Continuous Service, then an additional number of shares equal (to the nearest whole share) to the lesser of (i) 1/4th of the total number of shares of Common Stock initially subject to this option as specified in Section 1 or (ii) the remaining number of unvested shares will vest (become exercisable).

         3.       EXERCISE PRICE AND METHOD OF PAYMENT.

                  (a) EXERCISE PRICE. The exercise price of this option is thirty-six cents ($0.36) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

                  (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment that has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                         (i)   Payment of the exercise price per share in
cash (including check) at the time of exercise;

                         (ii)  Provided that at the time of exercise the
Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                         (iii) Provided that at the time of exercise the
Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                         (iv)  Payment by a combination of the methods of
payment permitted by subsection 3(b)(i) through 3(b)(iii) above.

         4. WHOLE SHARES. This option may not be exercised for any number of shares that would require the issuance of anything other than whole shares.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         6. TERM. The term of this option commences on August 11, 1999, the date of grant, and expires at midnight on August 11, 2009 (the "Expiration Date") which date shall be no more than ten (10) years from date this option is granted), unless this option expires sooner as set

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forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date of its term as follows: three (3) months after the termination of your Continuous Service unless one of the following circumstances exists:

                  (a) Your termination of Continuous Service is due to your Disability. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Service. You should be aware that if your disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, and you exercise this option more than three (3) months following the date of your termination of employment, your exercise will be treated for tax purposes as the exercise of a "nonstatutory stock option" instead of an "incentive stock option."

                  (b) Your termination of Continuous Service is due to your death or your death occurs within three (3) months following your termination of Continuous Service. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

                  (c) If during any part of such three (3) month period you may not exercise your option solely because of the condition set forth in
Section 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Service.

         However, this option may be exercised following termination of Continuous Service only as to that number of shares as to which it was exercisable on the date of termination of Continuous Service under the provisions of Section 2 of this option.

         In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

         7.       EXERCISE.

                  (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan four (4) business days prior to the effective date of purchase of the shares.

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                  (b)    By exercising this option, you agree that:

                         (i)   as a precondition to the completion of any
exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1)the exercise of this option; (2)the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3)the disposition of shares acquired upon such exercise;

                         (ii)  you will notify the Company in writing within
fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two
(2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

                         (iii) the Company (or a representative of the
underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

         8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

         9. COMPANY'S OPTION TO REPURCHASE SHARES. Upon the termination of your Continuous Service for any reason prior to the Listing Date (as defined in the Plan), the Company shall have the option to repurchase all (but not less than all) of the shares of stock that you have purchased pursuant to exercise of the option and that you then hold (including any shares properly purchased following such termination of Continuous Service). The repurchase price payable by the Company if it exercises its repurchase option shall be the most recent appraised value of the shares of stock to be repurchased, as determined by the most recent appraisal value. The Company's repurchase option shall be exercisable by giving written notice (accompanied by payment for the shares) to you within ninety (90) calendar days after the later of such termination of Continuous Service or a proper purchase of shares following such termination of Continuous Service.

         "Listing Date" is defined in the Plan as the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of
Section 25100(o) of the California Corporate Securities Law of 1968.

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         10.      COMPANY'S RIGHT OF FIRST REFUSAL.

                  (a) Prior to the Listing Date, there can be no valid transfer (as hereinafter defined) of any shares of stock purchased on exercise of the option, or any interest in such shares, by any holder of such shares or interests unless such transfer is solely for cash consideration and is made in compliance with the following provisions:

                         (i)   Before there can be a valid transfer of any
shares or any interest therein, the record holder of the shares to be transferred, (the "Offered Shares") shall give written notice (by registered or certified mail) to the Company. Such notice shall specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee and the other terms and conditions of the proposed transfer. The date such notice is mailed shall be hereinafter referred to as the "notice date" and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror."

                         (ii)  For a period of thirty (30) calendar days
after the notice date, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in subsection 10(a)(iii). This option shall be exercisable by the Company by mailing (by registered or certified mail) written notice of exercise to the Offeror prior to the end of said thirty (30) days.

                         (iii) The price at which the Company may purchase
the Offered Shares pursuant to the exercise of such option shall be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under subsection 10(a)(i). The Company's notice of exercise of such option shall be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company shall acquire full right, title and interest to all of the Offered Shares.

                         (iv)  If, and only if, the option given pursuant to
subsection 10(a)(ii) is not exercised, the transfer proposed in the notice given pursuant to subsection 10(a)(i) may take place; provided, however, that such transfer must, in all respects, be exactly as proposed in said notice except that such transfer may not take place either before the tenth (10th) calendar day after the expiration of said 30-day option exercise period or after the ninetieth (90th) calendar day after the expiration of said 30-day option exercise period, and if such transfer has not taken place prior to said ninetieth (90th) day, such transfer may not take place without once again complying with subsection 10(a).

                  (b) As used in this Section 10, the term "transfer" means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company's stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution or a gift of such shares if the donee agrees to be bound by the provisions of this Section 10.

                  (c) None of the shares of the Company's stock purchased on exercise of the option shall be transferred on the Company's books nor shall the Company recognize any such transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 10 have been complied with in all respects. The certificates of stock evidencing shares of stock purchased on exercise of the option shall bear an appropriate legend referring to

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the transfer restrictions imposed by this Section 10 and to the repurchase option provided for in Section 9.

         11. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or Affiliate.

         12. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company in care of its Secretary.

         13. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is available upon request, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

         Dated August 23, 1999.

                               Very truly yours,

                               CAYENTA.COM, INC.


                               By
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                                   President of the Company, duly authorized on
                                   behalf of the Board of Directors

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The undersigned:

                  (a) Acknowledges receipt of the foregoing option and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

                  (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the options previously granted and delivered to the undersigned under stock option plans of the Company.


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                                      OPTIONEE


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                                      City and State


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                                      Social Security Number